EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 13, 2019, relating to the audited financial statements of Intersect Beverage, LLC as of and for the year ended December 31, 2018 in this Amendment No. 1 to Current Report on Form 8-K/A of Eastside Distilling, Inc., filed on November 13, 2019.

/S/ M&K CPAS

Houston, Texas
November 13, 2019